Exhibit 10.27

ConnectM Technology Solutions, Inc.

(A Delaware Corporation)

AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

February 22, 2023

WHEREAS, This Amended and Restated Convertible Promissory Note Purchase Agreement (this “Agreement”) is entered into as of the date first above written by and among ConnectM Technology Solutions, Inc., a Delaware and having an address at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752 (the “Corporation”), and each of the “Purchasers” listed on Schedule I hereto (each, a “Purchaser” and, collectively, the “Purchasers”). The Corporation and the Purchasers may be referred to herein from time to time, each, as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Corporation proposed to amend its name to be “CMT Holdings, Inc.” on or about September, 2022 (the “Proposed Name Change”);

WHEREAS, the Proposed Name Change was never consummated, and no filing was made with the Secretary of State of Delaware affecting the Proposed Name Change;

WHEREAS, the Purchasers previously executed and delivered a certain Convertible Promissory Note Purchase Agreement dated as of September 19, 2022 (the “Original Purchase Agreement”) erroneously listing as “CMT Holdings, Inc.” as a party thereto;

WHEREAS, the Purchasers and the Corporation (rather than “CMT Holdings, Inc.”) intended to enter into the Original Purchase Agreement, pursuant to which the Corporation desired to issue and sell, and each Purchaser desired to purchase, a Note (as defined below) from the Corporation;

WHEREAS, the Closing under the Original Purchase Agreement has not occurred, and the Notes contemplated by the Original Purchase Agreement have not yet been delivered and the Corporation and the Purchasers desire to deliver such Notes in the form attached to this Agreement as Exhibit A;

WHEREAS, the Purchasers and the Corporation desire to amend and restate the Original Purchase Agreement to (a) correct the erroneous listing of the Corporation’s name, (b) modify the definition of “Change of Control” therein to include the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of December 31, 2022 by and among the Corporation, Monterey Capital Acquisition Corporation and Chronos Merger Sub, Inc., and (c) clarify the Note conversion mechanics in the case of a Change of Control, and in consideration of the premises and the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree that the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows, effective as of the date of the Original Purchase Agreement:

Section 1: Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)	“Act” shall mean the Delaware General Corporation Law, as amended.
(b)	“BCA” shall mean that certain Agreement and Plan of Merger dated as of December 31, 2022 by and among the Corporation, Monterey Capital Acquisition Corporation and Chronos Merger Sub, Inc.
(c)

“Change of Control” shall mean (i) that the beneficial ownership (as defined in Rule 13d3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Corporation is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any parent or subsidiary of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), (ii) the merger or consolidation of the Corporation (A) pursuant to the BCA and/or (B) with or into another corporation where the shareholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Corporation immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Corporation’s assets to an entity, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Corporation, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Corporation immediately prior to such sale or disposition.

(d)	“Closing(s)” shall have the meaning ascribed to it in Section 2(a).
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.
(f)	“Corporation” shall mean ConnectM Technology Solutions, Inc. a Delaware corporation.
(g)

“Distributions” shall mean with respect to any Person, (a) any payment by such Person of any dividends or distributions on any of its equity securities, (b) any capital used by such Person to purchase, redeem, or retire any of its equity securities, (c) any payment by such Person which represents a return of capital to the holders of its equity securities, or (d) any payment by such Person on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of any of its equity securities or any warrants, options or rights to acquire any such shares.

(h)

“Event of Default” An “Event of Default” shall be deemed to have occurred if: (i) the Corporation fails to pay any installment of principal or interest on any Note when due and such failure continues for a period of fifteen (15) business days after receipt of notice thereof from the respective holder of such Note; (ii) the Corporation breaches any material covenant or other term or condition of the Notes, Security Agreements or this Agreement, which breach results in a material adverse effect to the respective Purchaser and such breach, if capable of cure, continues for a period of thirty (30) days after the date upon which the Corporation shall have received written notice of such breach from such Purchaser; (iii) any material representation or warranty of the Corporation made in any agreement, statement or certificate given in writing pursuant this Agreement or in connection herewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of thirty (30) days after the date upon which the Corporation shall have received written notice of such false or misleading representation or warranty from any Purchaser; (iv) the Corporation becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Corporation or any of its property or other assets for more than $100,000, or which grants injunctive relief that results or is likely to result in a material adverse effect upon the Corporation and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; or (vi) the Corporation shall fail to make any payment when due (taking into effect any applicable grace or cure periods) of any other Indebtedness, or fail to perform or observe the terms of any agreement or instrument related to any Indebtedness and such failure shall cause the acceleration of such Indebtedness.

(i)	“Director(s)” shall mean the “Directors” of the Corporation within the meaning of the Act.
(j)	“Indebtedness” shall mean all obligations of the Corporation for borrowed money, including without limitation any guaranty or obligation to pay the obligations of any third party for borrowed money.
(k)	“Maturity Date” shall mean the date which is two (2) years after the Initial Closing, subject to adjustment as set forth in the Notes.
(l)	“Notes” shall mean those certain Convertible Promissory Notes issued pursuant to this Agreement to each of the Purchasers, each in substantially the form attached hereto as Exhibit A.
(m)	“Offering End Date” shall mean the earlier to occur of (i) December 31, 2022 or (ii) the closing of the Qualified Financing.
(n)

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

(o)

“Qualified Financing” shall mean the next transaction (or series of related transactions) after the date hereof in which the Corporation sells shares of any of its privately-issued equity securities resulting in gross proceeds to the Corporation from such sale of at least $5,000,000 (not including the conversion of the Notes).

(p)

“Qualified Financing Securities” shall mean shares of the Corporation’s capital stock that are identical in all respects to the shares of the Corporation’s capital stock sold in the Qualified Financing; provided, however, the liquidation preference, dividend rights and anti-dilution protection will be appropriately adjusted to reflect the discounted price per share at which the Notes are converted in the Preferred Financing.

(q)	“Required Interest” shall mean Purchasers holding a majority in original principal amount of the Notes.
(r)	“Securities” means, collectively, the Notes and the equity securities issuable upon conversion of the Notes.
(s)	“Securities Act” shall mean the Securities Act of 1933, as amended.
(t)	“Transaction Documents” shall have the meaning ascribed to it in Section 4(a)(i).

Section 2: Purchase and Sale of the Notes.

(a)

The Closings. The Corporation agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, each Purchaser agrees to purchase a Note or Notes in the original principal amount(s) set forth opposite such Purchaser’s name on Schedule I hereto. The purchase and sale of the Notes shall take place at one or more related closings, the first of which shall take place on the date of this Agreement (such closing may be referred to herein as the “Initial Closing”). In the event there is more than one closing, the term “Closings” shall apply to the Initial Closing and all such additional closings, unless otherwise specified herein, and each of such Closings may be referred to, individually, as a “Closing.” Each Closing shall be held at the offices of Swan Law PC, One Boston Place, Suite 2600, Boston, Massachusetts 02108 USA (or such other place upon which the Parties shall mutually agree). The Corporation may sell additional Note to persons or entities as determined by the Corporation or to any Purchaser who desires to purchase additional Note until the Offering End Date and shall update Schedule I hereto at each Closing to reflect the purchases of Notes at such Closing, without further action on the part of the Purchasers. The Corporation plans to raise up to $1,500,000.00 in aggregate original principal amount of the Notes; provided, however, the Corporation reserves the right to modify the offering size (increasing or decreasing) in its sole discretion without further action on the part of the Purchasers.

(b)

Delivery. At each applicable Closing, (i) each Purchaser participating therein shall deliver to the Corporation such Purchaser’s signature page to this Agreement and advance the principal amount under its respective Note by certified check or wire transfer of immediately available funds in accordance with the terms of such Note; (ii) the Corporation shall deliver to each Purchaser, such Purchaser’s respective Note, payable to the order of such Purchaser; and (iii) the Corporation shall deliver to each Purchaser and each Purchaser participating in the applicable Closing shall deliver to the Corporation, such other documents as shall be reasonably requested by them to implement the terms of this Agreement.

(c)	Use of Proceeds. The Corporation agrees to use any and all proceeds from the sale of the Notes for general business purposes and working capital.

Section 3: Conversion.

(a)

Automatic Conversion. The Corporation contemplates that, prior to the Maturity Date, it may consummate a Qualified Financing or Change of Control. Upon the consummation of such Qualified Financing each Purchaser shall surrender its Note(s) for conversion into

Qualified Financing Securities in accordance with the terms of such Purchaser’s Note(s). Immediately prior to the consummation of a Change of Control, each Purchaser shall surrender its Note(s) for conversion into shares of Common Stock, $0.0001 par value per share in accordance with the terms of such Purchaser’s Note(s).

(b)

Mandatory Conversion. In the event that the Company does not consummate a Qualified Financing prior to the Maturity Date, on the Maturity Date, each Purchaser shall surrender its Note(s) for conversion into shares of a separate series of the Company’s Series B Preferred Stock, $0.0001 par value per share, having identical rights, privileges, preferences and restrictions as the Corporation’s existing Series B-1 Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), except the liquidation preference, dividend rights and anti-dilution protection will be appropriately adjusted to reflect the price per share at which the Notes are converted into Series B Preferred Stock (the “Series B Conversion Securities”), in accordance with the terms of such Purchaser’s Note(s).

Section 4: Representations and Warranties of the Corporation. The Corporation represents and warrants to the Purchasers, as of the date of each Closing (unless otherwise indicated below), as follows:

(a)Organization, Qualifications and Corporate Power.

(i)

The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts and is duly licensed or qualified to transact business as a foreign business entity and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it would result in a material adverse effect to the Corporation. The Corporation has the requisite power and authority (i) to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted and (ii) to execute, deliver and perform this Agreement, the Notes and any other documents contemplated hereby (collectively, the “Transaction Documents”).

(b)Authorization of Agreements, Etc.

(i)

The execution and delivery by the Corporation of the Transaction Documents, the performance by the Corporation of its obligations thereunder and the issuance, sale and delivery of the Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Corporation or the By-laws of the Corporation, as amended, or any provision of any indenture, agreement or other instrument to which the Corporation or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation.

(ii)

Except for the authorization and issuance of Qualified Financing Securities or Common Stock in the event of a Change of Control Securities, as applicable, and the Series B Conversion Securities, issuable upon conversion of the Notes, the Corporation and its shareholders have taken all actions required to make all the obligations of the Corporation reflected in the provisions of this Agreement and each of the Notes represents a valid, binding and enforceable obligation of the Corporation, enforceable in accordance with its terms.

(iii)	Except as otherwise indicated in paragraph 4(b)(ii) above, the issuance of the Notes will not require any further action by the Corporation or its shareholders.
(c)

Validity. This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

(d)

Litigation; Compliance with Law. There is no action, suit, claim, proceeding or investigation pending or, to the best of the Corporation’s knowledge, threatened against or affecting the Corporation or questioning the validity of the Transaction Documents, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or governmental inquiry pending or, to the best of the Corporation’s knowledge, threatened against or affecting the Corporation, nor is the Corporation aware that there is any reasonable basis for any of the foregoing.

(e)

Securities Act. Neither the Corporation nor anyone acting on its behalf has offered or will offer to sell the Notes or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or otherwise offer, sell or issue the Notes, in any manner that would require the issuance and sale of the Notes to be registered under the provisions of the Securities Act and the rules and regulations promulgated thereunder.

(f)	Brokers. The Corporation has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.
(g)

No Violation of Charter, By-Laws or Material Contracts. The Corporation is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation, as amended, and By-laws, and in all material respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject.

(h)

Loans and Advances. Other than the Notes, the Corporation does not have any outstanding loans or advances to any Person other than trade payables incurred in the ordinary course of business and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Corporation in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Corporation.

Section 5: Representations and Warranties of the Purchasers. Each Purchaser severally and not jointly represents and warrants to the Corporation as of the date hereof and as of the date of each Closing in which such Purchaser shall participate that:

(a)	It has duly authorized, executed and delivered this Agreement and such of the Transaction Documents as require execution by such Purchaser.

(b)

It and its purchaser representative (if any) have received copies of the Corporation’s Certificate of Incorporation and it and its purchaser representative (if any) currently have, and (unless it has a purchaser representative) it had immediately prior to the receipt of any offer regarding the Corporation, such knowledge and experience in financial and business matters as to be able to evaluate the risks and merits of an investment in the Corporation.

(c)	Its financial condition is such that it is able to bear the risk of holding the Notes for an indefinite period of time and the risk of loss of its entire investment in the Corporation.
(d)

The Corporation and its officers have made available all additional information which it has requested in connection with the transactions contemplated by this Agreement. No representations or warranties have been made to it by the Corporation or its officers, Directors or employees, or any agent of the Corporation other than as set forth in this Agreement. It has been afforded an opportunity to ask questions of and receive answers from the officers and Directors of the Corporation concerning the terms and conditions of the purchase of the Notes and the opportunity to obtain any additional information (to the extent the officers and Directors of the Corporation have such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Corporation. It has investigated the acquisition of the Notes to the extent it has deemed necessary or desirable and the Officers and Directors of the Corporation have provided it with any assistance it has requested in connection therewith.

(e)

It is acquiring the Notes for its own account for investment, with no intention of distributing or selling any portion thereof within the meaning of the Securities Act, and will not transfer the Notes in violation of the Securities Act or the then applicable rules or regulations thereunder or any other applicable law. No one other than it has any interest in or any right to acquire the Notes. It understands and acknowledges that the Corporation will have no obligation to recognize the ownership, beneficial or otherwise, of such Notes by anyone but it.

(f)

It is aware that its rights to transfer the Notes are restricted by the Securities Act, applicable state securities laws and laws of other jurisdictions and the absence of a market for the Notes, and it will not offer for sale, sell or otherwise transfer the Notes without complying with the provisions of the Stockholders’ Agreement. It understands that there are substantial restrictions on the transferability of the Notes; the Notes will not be, and investors in the Corporation have no rights to require that the Notes be, registered under the Securities Act; there will be no public market for the Notes; it may not be able to avail itself of exemptions available for resale of the Notes without registration, and accordingly, may have to hold the Notes indefinitely, and it may not be possible for it to liquidate the investment in the Corporation.

(g)

It is a resident of the state, territory or other jurisdiction identified in its address set forth under its signature hereto and the offer of the Notes was made to it in such state, territory or jurisdiction.

(h)

It understands that the Notes have not been registered under the Securities Act or any state securities act or other applicable law in reliance on an exemption for private offerings, and it acknowledges that it is purchasing equity securities in the Corporation without being furnished any offering literature or prospectus.

(j)	It has full power and authority to make the representations referred to herein, and to purchase the Notes pursuant to this Agreement, and to execute and deliver this Agreement.

(k)

If the Purchaser is a corporation, trust, partnership or other organization, (i) the person signing this Agreement on behalf of the Purchaser has been duly authorized to execute this Agreement and (ii) such execution and delivery does not violate, or conflict with, the terms of any agreement or instrument to which the Purchaser is a party or by which it is bound. This Agreement has been duly executed by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser.

(l)

It understands that no United States Federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Notes.

(m)

It is not relying on the Corporation, the officers and Directors of the Corporation or any of their employees, agents or representatives for legal, investment or tax advice, and it has sought independent legal, investment and tax advice to the extent it has deemed necessary or appropriate in connection with its decision to purchase the Notes.

(n)	It is an “accredited investor,” as such term is defined in the Securities Act.
(o)

It understands that Swan Law PC represents only the Corporation in connection with the offering of the Notes, and that the Corporation has advised it to consult its own legal and tax advisors in connection the purchase of the Notes.

(p)

IT HAS READ CAREFULLY AND UNDERSTANDS THIS AGREEMENT AND HAS CONSULTED WITH ITS OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS AGREEMENT AND ITS SUITABILITY FOR SUCH PURCHASER. ANY OTHER ACKNOWLEDGEMENT, REPRESENTATION, WARRANTY OR AGREEMENT BY SUCH PURCHASER IN THIS AGREEMENT SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

Each Purchaser acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Corporation and its counsel in determining its eligibility to purchase the Securities under the relevant securities laws. The Corporation and its counsel shall be entitled to rely on the representations and warranties of each Purchaser contained herein and each Purchaser shall indemnify and hold harmless the Corporation and its counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

Section 6: Negative Covenants. So long as the Notes remain outstanding, the Corporation covenants and agrees with the Purchasers that, without the approval of a Required Interest, the Corporation shall comply at all times with the following negative covenants:

(a)

Loans & Advances. The Corporation shall not make any loans or advances to any Person, except (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (ii) customary advances for reimbursable employee business expenses in the ordinary course of business.

(b)	Restricted Payments. The Corporation shall not make any Distributions so long as any Event of Default has occurred and is continuing at the time of making any such Distributions.
(c)

Transactions with Affiliates. The Corporation shall not enter into any loan or other business transaction with any director, officer, manager, member, parent, subsidiary, or Affiliate on terms any less favorable than those which might be obtained at the time from a Person who is not such a director, officer, member, manager, parent, subsidiary, or Affiliate.

Section 7: Survival of Representations, Warranties and Covenants. Unless otherwise stated in this Agreement, the warranties, representations and covenants of the Corporation and Purchasers contained in this Agreement shall survive the execution and delivery of this Agreement until the fifth anniversary of this Agreement, or in the case of the Corporation until the Notes and Obligations (as defined in the Security Agreements) have been paid in full and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Corporation.

Section 8: Amendments, Etc. Any of the terms or provisions of this Purchase Agreement may be waived, amended, supplemented or otherwise modified only by a written instrument executed by a Required Interest and the Corporation.

Section 9: Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties pursuant to the relationships among them contemplated herein, whether or not such rights and duties arise directly under this Agreement.

Section 10: Expenses. The Corporation and each of the Purchasers shall bear their own expenses in connection with the transactions contemplated by this Agreement.

Section 11: Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

Section 12: Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

Section 13: Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Section 14: Entire Agreement. This Agreement and the Transaction Documents referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 15: Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by e-mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Corporation at the address set forth in the preamble to this Agreement or to a Purchaser at the address set forth opposite such Purchaser’s name on Schedule I hereto, or at such other address as such Party may designate by advance written notice to the other Parties hereto. Purchaser hereby consents to receive any notices required by this Purchaser Agreement via e-mail to any email address as may be provided by the Purchaser to the Corporation from time to time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

CORPORATION:

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar C. Panigrahi
Name:	Bhaskar C Panigrahi
Title:	CEO & Chairman

[Purchaser Signatures Follow]

PURCHASERS:

/s/ Joseph S. Gentile
Joseph S. Gentile

/s/ Myank Jain
Myank Jain

/s/ Praveen Tailam
Praveen Tailam

/s/ Sreenivasa Rao Nalla
Sreenivasa Rao Nalla

/s/Ashish Kulkarni Trust
Ashish Kulkarni Trust

[Additional Purchaser Signatures Follow]

Amended and Restated Convertible Promissory Note Purchase Agreement	Purchaser Signature Page

WIN-LIGHT GLOBAL CO. LTD.

By:	/s/ Win-Light Global Co. Ltd.
Name:
Title:

FUME, LLC

By:	/s/ FUME, LLC
Name:
Title:

THE SUBRAHMANYAM KOTA IRRV TRUST

By:	/s/ The Subrahmanyam Kota IRRV Trust
Name:
Title:

NORE, LLC

By:	/s/ NORE, LLC
Name:
Title:

Amended and Restated Convertible Promissory Note Purchase Agreement	Purchaser Signature Page

Schedule I to Convertible Promissory Note Purchase Agreement

Name and Address of Purchaser	Original Principal Amount of Note Purchased

Win-Light Global Co. Ltd. Unit 8, 3/F Qwomar Trading Complex Blackburne Road, BVI VG1110	$500,000.00

FUME, LLC 290 Judd Road Easton, CT 06612	$100,000.00

The Subrahmanyam Kota IRRV Trust 17 Milk Porridge Circle Northborough, MA 01532	$750,000.00

Nore LLC 54 Monarch Path Groton, MA 01450	$100,000.00

Ashish Kulkarni Trust 12827 Owens Glen Drive Fairfax, VA 22030	$150,000.00

Joseph S. Gentile 93 Buttrick Lane Carlisle, MA 01714	$100,000.00

Myank Jain 5 Hamlins Crossing Dover, MA 02030	$250,000.00

Praveen Tailam 3 Appletree Green Nashua, NH 03062	$100,000.00

Sreenivasa Rao Nalla 14 Skytop Road Edison, NJ 08820	$200,000.00

Total:	$2,250,000.00

Amended and Restated Convertible Promissory Note Purchase Agreement	Schedule I

Exhibit A

Form of Convertible Promissory Note